Exhibit 99.1

ASPECT COMMUNICATIONS REPORTS SECOND QUARTER 2004
FINANCIAL RESULTS

Company Reports Second Quarter Total Revenue of $91 Million and Software
License Revenue Growth of 16 Percent from the Second Quarter of 2003 and 14
Percent from the First Quarter of 2004

SAN JOSE, Calif., July 15, 2004 — Aspect Communications Corporation (Nasdaq: ASPT), a leading provider of enterprise customer contact solutions, today reported financial results for the second quarter ended June 30, 2004.

SECOND QUARTER FINANCIAL RESULTS:

Revenues for the second quarter of 2004 totaled $91.0 million compared to $89.4 million for the second quarter last year and $91.5 million for the first quarter of 2004. Product revenue in the second quarter of 2004 was $29.9 million compared to $27.5 million for the second quarter last year and $28.1 million for the first quarter of 2004. Services revenue totaled $61.1 million in the second quarter compared to $61.9 million for the second quarter last year and $63.4 million for the first quarter of 2004.

Net income attributable to common shareholders for the second quarter was $12.2 million or a profit of $0.15 per share on a basic and fully diluted basis. This compares with a net income attributable to common shareholders of $4.5 million or a profit of $0.06 per share for the second quarter of 2003 and a net income attributable to common shareholders of $13.4 million or a profit of $0.17 per share for the first quarter of 2004.

“While it is still a complex economic environment, I am pleased with the strong growth we demonstrated this quarter in software revenues, both sequentially and year-over-year,” said Gary Barnett, Aspect President and CEO. “We are also pleased with important new customer wins made possible by key new products delivered this quarter. This represents the beginning of the rollout of our Uniphi solution that will continue through the remainder of the year.”

For the second quarter of 2004, gross margins were 60%. This compares to 56% for the second quarter of 2003 and 61% for the first quarter of 2004. Operating expenses were

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Aspect Communications Announces Financial Results for the Quarter ended June 30, 2004, page 2

$38.4 million for the second quarter of 2004 compared to $41.4 million for the same period last year and $37.9 million in the first quarter of 2004.

Cash, cash equivalents, and short-term investments totaled $212.4 million as of June 30, 2004. This compares to $195.0 million as of March 31, 2004. During the second quarter, the company generated $21.7 million in cash from operations. Accounts receivable at quarter-end totaled $37.3 million and days sales outstanding were 30 days compared to 33 days at March 31, 2004.

SECOND QUARTER OPERATIONAL HIGHLIGHTS:

During the first quarter Aspect received significant revenue from customers across a variety of industry segments. Some of these Aspect customers included: Accent Marketing Services, AMICA Insurance, CitiCorp North America, Comcast Cable, Garlands, Gerling, HealthNet, Royal Bank of Scotland, StarTek, Inc., and Washington Mutual.

BUSINESS OUTLOOK:

The following statements are forward-looking, and actual results may differ materially:

•	The company is planning for third quarter total revenue to be the same as or grow slightly from the second quarter.

•	The company expects Q3 gross margins to remain generally consistent with Q2 levels. Variability in gross margin percentages is dependent upon, among other factors, the mix and volume of revenues.

•	Operating expenses for the third quarter are expected to be in a range of $37 million to $39 million.

The company will host a conference call and web-cast today at 2:00 pm Pacific Time to discuss second quarter 2004 results. A replay of the conference call will be available from July 15, 2004 at 5:00 pm Pacific Time through July 22, 2004 at 8:59 pm Pacific Time by calling 800-839-4012 or 402-220-2981. The web-cast and replay of the conference call may be accessed from the company’s home page at www.aspect.com.

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2004, page 3

About Aspect Communications

Aspect Communications Corporation is a leading provider of contact center solutions and services that enable businesses to manage and optimize customer communications. Aspect’s global customer base includes more than two-thirds of the Fortune 50 and leading corporations in a range of industries, including transportation, financial services, insurance, telecommunications, retail and outsourcing, as well as large government agencies. The company’s leadership is based on 18 years of expertise. Aspect is headquartered in San Jose, Calif., with 24 offices in 11 countries around the world.

Notes on financial presentation: Actual financial results are prepared in accordance with U.S. generally accepted accounting principles.

Certain statements contained in this press release, including but not limited to, statements relating to expected product rollout, third quarter total revenue, gross margins, and operating expenses are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause actual revenue and earnings per share results to differ include: the significant percentage of Aspect’s quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries make financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix and volume of product line revenues can have a significant impact on gross margin and profitability; fluctuations in our North American and International business levels and/or economic conditions, the hiring and retention of key employees, insufficient, excess or obsolete inventory and variations in valuation, and foreign exchange rate fluctuations can all cause revenues and income to fall significantly short of anticipated levels. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K/A for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2004, page 4

     Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.

Carrie Kovac
Director, Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts — unaudited)

	Three months ended		Three months ended		Six months ended
	June 30,		March 31,		June 30,
	2004	2003	2004	2003	2004	2003
Net revenues:
Software License	$18,961	$16,329	$16,605	$14,952	$35,566	$31,281
Hardware	10,885	11,159	11,530	9,165	22,415	20,324

Software License Updates & Product Support	52,566	53,656	54,257	52,304	106,823	105,960
Professional Services & Education	8,573	8,281	9,095	7,987	17,668	16,268

Services	61,139	61,937	63,352	60,291	124,491	122,228

Total net revenues	90,985	89,425	91,487	84,408	182,472	173,833

Cost of revenues:
Cost of software license revenues	2,299	2,416	1,555	2,393	3,854	4,809
Cost of hardware revenues	8,252	10,074	8,331	8,977	16,583	19,051
Cost of services revenues	25,273	25,218	25,239	27,024	50,512	52,242
Amortization of intangible assets and stock-based compensation	725	1,211	725	1,243	1,450	2,454

Total cost of revenues	36,549	38,919	35,850	39,637	72,399	78,556

Gross margin	54,436	50,506	55,637	44,771	110,073	95,277
Operating expenses:
Research and development	11,169	12,414	11,343	12,888	22,512	25,302
Sales and marketing	19,517	20,269	19,599	20,355	39,116	40,624
General and administration	7,221	5,524	6,940	4,315	14,161	9,838
Restructuring charges	—	2,997	—	—	—	2,997
Amortization of intangible assets and stock-based compensation	523	211	17	147	540	358

Total operating expenses	38,430	41,415	37,899	37,705	76,329	79,119

Income from operations	16,006	9,091	17,738	7,066	33,744	16,158

Interest and other income (expense), net	377	(1,373)	(54)	(1,766)	323	(3,140)

Income before income taxes	16,383	7,718	17,684	5,300	34,067	13,018
Provision for income taxes	1,955	1,250	2,110	1,247	4,065	2,497

Net income before cumulative effect of change in accounting principle	14,428	6,468	15,574	4,053	30,002	10,521
Cumulative effect of change in accounting principle	—	—	—	(777)	—	(777)

Net income	14,428	6,468	15,574	3,276	30,002	9,744
Less preferred stock dividend, accretion, and amortization	(2,180)	(2,013)	(2,136)	(1,539)	(4,316)	(3,552)

Net Income attributable to Common Shareholders	$12,248	$4,455	$13,438	$1,737	$25,686	$6,192

Earnings per share before cumulative effect of change in accounting principle	$0.15	$0.06	$0.17	$0.04	$0.32	$0.10
Cumulative effect of change in accounting principle	—	—	—	(0.01)	—	(0.01)
Basic earnings per share (1)	$0.15	$0.06	$0.17	$0.02	$0.32	$0.08
Basic weighted average shares outstanding	58,756	53,576	57,740	53,315	58,248	53,446
Diluted earnings per share	$0.15	$0.06	$0.17	$0.02	$0.32	$0.08
Diluted weighted average shares outstanding	85,792	54,914	86,181	54,591	85,987	54,753

(1) Pursuant to GAAP, the Company is required to present earnings per share “as if” all earnings were distributed to Common and Preferred Shareholders. Under this “two class” method, earnings are allocated to Common and Preferred Shareholders in proportion to their respective ownership interests. This calculation for the three months ended June 30, 2004 would allocate approximately 73% of the current earnings to Common Shareholders and yield $0.15 earnings per share per Common Shareholder, as shown above. The calculation for the six months ended June 30, 2004 would allocate approximately 72% of the current earnings to Common Shareholders and yield $0.32 earnings per share per Common Shareholder, as shown above. However, the Company has not in the past, and does not currently intend to, declare a distribution of earnings. Absent this “as if” apportionment, diluted earnings per Common share would be $0.17 for the three months ended June 30, 2004 and $0.35 for the six months ended June 30, 2004.

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands — unaudited)

	June 30,	March 31,	December 31,	June 30,
	2004	2004	2003	2003
Assets
Current assets:
Cash, cash equivalents and short-term investments	$212,409	$194,999	$163,992	$223,258
Accounts receivable, net	37,252	39,062	39,561	43,311
Inventories	5,931	5,607	6,176	9,084
Other current assets	17,982	20,663	19,145	17,351

Total current assets	273,574	260,331	228,874	293,004

Property and equipment, net	65,364	66,225	68,599	76,709
Intangible assets, net	6,463	7,187	7,930	9,954
Other assets	5,401	5,528	5,182	8,545

Total assets	$350,802	$339,271	$310,585	$388,212

Liabilities, redeemable convertible preferred stock, and shareholders’ equity
Current liabilities:
Short-term borrowings	$123	$143	$1,732	$6,972
Accounts payable	6,273	6,590	4,936	7,351
Accrued compensation and related benefits	19,503	19,518	17,773	15,769
Other accrued liabilities	56,032	56,568	64,790	54,907
Deferred revenues	61,448	63,407	50,200	51,637
Convertible subordinated debentures	—	—	—	122,981

Total current liabilities	143,379	146,226	139,431	259,617

Long term borrowings	40,037	40,013	39,436	37,733
Other long-term liabilities	7,538	9,219	11,021	14,014

Total liabilities	190,954	195,458	189,888	311,364

Redeemable convertible preferred stock	37,998	35,817	33,681	30,672

Shareholders’ equity	121,850	107,996	87,016	46,176

Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$350,802	$339,271	$310,585	$388,212

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands — unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$14,428	$6,468	$30,002	$9,744
Reconciliation of net income to cash provided by operating activities:
Depreciation	5,741	6,302	11,846	12,733
Amortization of intangible assets	724	1,271	1,467	2,543
Non-cash compensation and services expenses	523	155	523	273
Loss on disposal of property	10	24	19	24
Loss on extinguishment of debt	—	—	—	17
Loss on short-term investments, net	531	—	798	—
Cumulative effect of change in accounting principle	—	—	—	777
Non-cash interest expense on debentures	—	1,803	—	3,607
Deferred taxes	—	127	—	141
Changes in operating assets and liabilities
Accounts receivable	1,881	24	2,087	9,758
Inventories	(333)	998	174	(2,000)
Other current assets and other assets	2,888	288	2,156	(2,997)
Accounts payable	(336)	1,445	1,322	1,648
Accrued compensation and related benefits	(16)	(87)	1,725	(464)
Other accrued liabilities	(2,293)	(2,731)	(12,470)	(12,566)
Deferred revenues	(2,045)	9,340	11,033	20,748

Net cash provided by operating activities	21,703	25,427	50,682	43,986
Cash flows from investing activities:
Short-term investments purchases	(49,447)	(48,078)	(110,501)	(103,344)
Short-term investments sales and maturities	32,101	65,219	65,418	112,687
Property and equipment purchases	(4,791)	(913)	(8,618)	(1,960)

Net cash provided by (used in) investing activities	(22,137)	16,228	(53,701)	7,383
Cash flows from financing activities:
Proceeds from issuance of common stock, net	2,120	222	9,762	1,120
Proceeds from issuance of preferred stock, net	—	(172)	—	43,564
Payments on capital lease obligations	(35)	(132)	(68)	(311)
Proceeds from borrowings	—	—	40,000	—
Payments on borrowings	—	(1,683)	(40,979)	(3,413)
Payments on financing costs	(43)	—	(1,096)	—
Payments on repurchase of convertible subordinated debentures	—	—	—	(5,612)

Net cash provided by (used in) financing activities	2,042	(1,765)	7,619	35,348
Effect of exchange rate changes on cash and cash equivalents	287	278	560	146

Net increase in cash and cash equivalents	1,895	40,168	5,160	86,863
Cash and cash equivalents:
Beginning of period	78,918	112,746	75,653	66,051

End of period	80,813	152,914	80,813	152,914
Short-term investments at the end of period	131,596	70,344	131,596	70,344

Cash, cash equivalents and short-term investments	$212,409	$223,258	$212,409	$223,258

Supplemental disclosure of cash flow information:
Cash paid for interest	$373	$756	$1,016	$1,520
Cash paid for income taxes	$915	$121	$3,882	$356
Supplemental schedule of noncash investing and financing activities
Accrued preferred stock dividend and amortization of redemption premium	$1,818	$1,669	$3,597	$2,943
Amortization of beneficial conversion feature	$362	$344	$719	$609
Issuance of restricted stock	$408	$—	$408	$—